Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form [S-3] (File No. 333-118857) and Form [S-8] (File No. 333-69103, 333-63913) of Baylake Corp. of our report dated March 2, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears on page 60 of this annual report on Form 10-K for the year ended December 31, 2011.

/s/BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, WI

March 2, 2012

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